Exhibit 10.14

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AGREEMENT AND FORBEARANCE AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND FORBEARANCE AGREEMENT (this "Agreement") is made as of the 24th day of June, 2008, by and among

EQUITY MEDIA HOLDINGS CORPORATION, a Delaware corporation (successor-by-merger to Equity Broadcasting Corporation, an Arkansas corporation) ("EMHC"), ARKANSAS 49, INC., an Arkansas corporation, BORGER BROADCASTING, INC., a Nevada corporation, DENVER BROADCASTING, INC., an Arkansas corporation, EBC HARRISON, INC., an Arkansas corporation, EBC PANAMA CITY, INC., an Arkansas corporation, EBC SCOTTSBLUFF, INC., an Arkansas corporation, FORT SMITH 46, INC., a Nevada corporation ("Fort Smith 46"), EQUITY NEWS SERVICES, INC. (formerly known as Hispanic News Network, Inc.), an Arkansas corporation, LOGAN 12, INC., an Arkansas corporation ("Logan 12"), MARQUETTE BROADCASTING, INC., a Nevada corporation, NEVADA CHANNEL 3, INC., an Arkansas corporation, NEWMONT BROADCASTING CORPORATION, an Arkansas corporation, PRICE BROADCASTING, INC., a Nevada corporation, PULLMAN BROADCASTING INC., an Arkansas corporation ("PBI"), REP PLUS, INC., an Arkansas corporation, RIVER CITY BROADCASTING, INC., an Arkansas corporation ("River City"), ROSEBURG BROADCASTING, INC., a Nevada corporation, TV 34, INC., an Arkansas corporation, VERNAL BROADCASTING, INC., a Nevada corporation, WOODWARD BROADCASTING, INC., a Nevada corporation, EBC MINNEAPOLIS, INC., an Arkansas corporation, EBC DETROIT, INC., an Arkansas corporation, EBC BUFFALO, INC., an Arkansas corporation, EBC WATERLOO, INC., an Arkansas corporation, EBC ATLANTA, INC., an Arkansas corporation, EBC SEATTLE, INC., an Arkansas corporation, EBC KANSAS CITY, INC., an Arkansas corporation, EBC SYRACUSE, INC., an Arkansas corporation, NEVADA CHANNEL 6, INC., an Arkansas corporation, EBC PROVO, INC., an Arkansas corporation, EBC SOUTHWEST FLORIDA, INC., an Arkansas corporation, EBC LOS ANGELES, INC., an Arkansas corporation, C.A.S.H. SERVICES, INC. (formerly known as Skyport Services, Inc.), an Arkansas corporation, EBC NASHVILLE, INC., an Arkansas corporation, EBC JACKSONVILLE, INC., an Arkansas corporation, CENTRAL ARKANSAS PAYROLL COMPANY, an Arkansas corporation, EQUITY INSURANCE COMPANY, an Arkansas corporation, KLRA, INC., an Arkansas corporation, EBC POCATELLO, INC., a Nevada corporation, EBC WICHITA FALLS, INC., an Arkansas corporation, EBC MT. VERNON, INC., an Arkansas corporation, EBC BOISE, INC., an Arkansas corporation, EBC ST. LOUIS, INC., an Arkansas corporation, LA GRANDE BROADCASTING, INC., an Arkansas corporation, MONTGOMERY 22, INC., an Arkansas corporation, SHAWNEE BROADCASTING, INC., an Arkansas corporation, EBC WACO, INC., an Arkansascorporation and WYOMING CHANNEL 2, INC., a Nevada corporation (together, the "Borrowers" and individually, a "Borrower").

SPCP GROUP, LLC, a Delaware limited liability company ("SPCP"), SPF CDO I, LTD., a Cayman Islands limited liability company ("SPF"), FIELD POINT III, LTD., a Cayman Islands limited liability company ("FPIII"), FIELD POINT IV, LTD., a Cayman Islands limited liability company ("FPIV"), WELLS FARGO FOOTHILL, INC., a California corporation ("WFF"), and the other financial institutions which, in accordance with Article XII of the Credit Agreement, hereafter become parties hereto and "Lenders" under the Credit Agreement (collectively, "Lenders" and each individually, a "Lender");

SILVER POINT FINANCE, LLC, a Delaware limited liability company, as Administrative Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent"), and as Documentation Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, "Documentation Agent");

WELLS FARGO FOOTHILL, INC., a California corporation, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, "Collateral Agent").

W I T N E S S E T H T H A T

WHEREAS, Borrowers are indebted to the Lenders pursuant to a certain Third Amended and Restated Credit Agreement dated as of February 13, 2008, as amended and supplemented by a certain First Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of March 19, 2008 and a certain Second Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of April 28, 2008 (as so amended and supplemented, and as the same may be further amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, on the date hereof Borrowers are in default under the Credit Agreement as described in Exhibit A attached hereto and made a part hereof (the "Existing Defaults"); and

WHEREAS, Borrowers have requested that Lenders, Administrative Agent and Collateral Agent (collectively, "Lender Group") forbear from exercising their rights and remedies under the Credit Agreement and the related Security Documents as a result of such Existing Defaults and a Financial Covenant Default (as hereinafter defined) until the end of the Forbearance Period (as hereinafter defined); and

WHEREAS, Borrowers have requested that certain Lenders provide additional financing to Borrowers as hereinafter provided; and

WHEREAS, Lender Group is willing to agree to forbear from exercising its rights and remedies with respect to the Existing Defaults and any Financial Covenant Default for the Forbearance Period specified herein and on the terms and conditions specified herein and certain Lenders are willing to extend such additional financing on the terms and conditions specified herein and in the Credit Agreement, as amended hereby; and

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter provided;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

Unless otherwise defined herein, all capitalized terms used herein shall have the identical meanings assigned to them in the Credit Agreement, as amended hereby.

2. Acknowledgments of Borrowers.

(a) Acknowledgment of Indebtedness. Borrowers hereby acknowledge, confirm and agree that as of the date hereof and prior to taking into account the funding of any Term Loans C (as hereinafter defined), Borrowers are indebted to Lenders in respect of: (i) the Revolving Credit Loan in the aggregate outstanding principal amount of $5,512,500.00 plus accrued and unpaid interest; (ii) the Term Loans A in the aggregate outstanding principal amount of $12,000,000.00, plus accrued and unpaid interest; (iii) the Term Loans B (including, without limitation, certain Additional Term Loans B made prior to the date hereof) in the aggregate outstanding principal amount of $38,495,541.00, plus accrued and unpaid interest and (iv) all legal and other fees in connection with this Agreement, the Credit Agreement and/or any other Loan Document, including, without limitation, all reasonable fees and expenses of Edwards Angell Palmer & Dodge LLP, special counsel to Administrative Agent, Milbank, Tweed, Hadley & McCloy LLP, special counsel to Administrative Agent, and Paul Hastings, special counsel to Collateral Agent, in each case accrued to the date hereof. The Revolving Credit Loan, the Term Loans A and the Term Loans B, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Lender, are unconditionally owing by Borrowers, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgement of Security Interests. Borrowers hereby acknowledge, confirm and agree that Lender Group has and shall continue to have valid, enforceable and perfected first-priority liens upon, and security interests in, the Collateral heretofore granted to Collateral Agent for the benefit of Lenders pursuant to the Loan Documents or otherwise granted to or held by Lender Group, subject to encumbrances permitted under the Credit Agreement, if any.

(c) Acknowledgement Concerning Loans.

Borrowers hereby acknowledge, confirm and agree that no Borrower is entitled to request any further Loans (including, without limitation, Additional Term Loans B), advances or financial accommodations under the Credit Agreement, and that Lender Group is under no obligation to make any further Loans (including, without limitation, Additional Term Loans B), advances or financial accommodations to any Borrower. Notwithstanding the foregoing, the Lenders identified on Exhibit C attached hereto (collectively, the "Term Loan C Lenders"), provided no Termination Event (as hereinafter defined) has occurred, shall, subject to the terms and conditions contained herein, make Term Loans C to Borrowers from time to time during the Forbearance Period in accordance with and subject to this Agreement and the Credit Agreement, as amended hereby. Such Term Loans C shall be deemed to be Loans as defined in, and subject to the terms of, the Credit Agreement (including, without limitation, provisions as to the accrual and payment of interest and principal) and secured pari passu under the related Security Documents, as amended; provided that such Term Loans C shall be advanced in accordance with Section 6 (instead of Section 2.01(c) of the Credit Agreement) and requests for such Term Loans C shall be made in accordance with Section 6 (instead of Section 2.03 of the Credit Agreement). Each Term Loan C Lender shall be deemed to be a Lender as defined in, and subject to the terms of, the Credit Agreement, as amended, from and after the date this Agreement becomes effective.

3. Forbearance in Respect of Events of Default.

(a) Acknowledgement of Defaults. Borrowers hereby acknowledge and agree that the Existing Defaults have occurred as of the date hereof and will be continuing, which Existing Defaults constitute Events of Default. The Borrowers further represent and warrant that as of the date hereof no other Defaults or Events of Default under the Loan Documents exist. The Borrowers hereby acknowledge and agree that Lender Group has the present right to exercise all remedies available under the Loan Documents and applicable law, and that Borrowers' Obligations to Lender Group are immediately due and payable without notice or demand.

(b) Forbearance.

(i) In reliance upon the representations, warranties and covenants of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender Group agrees to forbear from exercising, or causing the exercise of, its rights and remedies under the Loan Documents or applicable law in respect of or arising out of (x) the Existing Defaults and (y) a Default or Event of Default under Section 5.06 of the Credit Agreement (a "Financial Covenant Default") for the period (the "Forbearance Period") commencing on the date this Agreement becomes effective and ending on the earliest to occur of: (I) December 23, 2008 or (II) the occurrence of a Termination Event (as hereinafter defined); provided that Required Lenders may in their sole and absolute discretion elect to terminate the Forbearance Period on any date occurring on or after September 15, 2008 by delivering written notice of such election to EMHC.

(ii) Upon the termination of the Forbearance Period, the agreement of Lender Group to forbear shall automatically and without further action terminate and be of no force and effect; it being expressly agreed that the effect of such termination will be to permit Lender Group to exercise, or cause the exercise of, any rights and remedies available to it, if any, immediately, without any further notice, passage of time or forbearance of any kind.

(iii) For the purpose of this Agreement, "Termination Event" shall have the meaning given to such term in that certain Side Letter Agreement dated as of February 13, 2008, as amended by a certain First Amendment to Side Letter Agreement dated as of March 19, 2008, a certain Second Amendment to Side Letter Agreement dated as of April 28, 2008, and a certain Third Amendment to Side Letter Agreement of even date herewith by and among Borrowers, Agents and Lenders (as so amended, the "Side Letter Agreement").

(c) No Waivers; Reservation of Rights.

(i) Lender Group has not waived, and is not waiving, by the execution of this Agreement, the funding of any Term Loans C or the acceptance of any payments hereunder or under the Credit Agreement, the Existing Defaults, a Financial Covenant Default, or any Default, Event of Default or Termination Event which has occurred or may hereafter occur (whether the same or similar to the Existing Defaults, a Financial Covenant Default or otherwise), and Lender Group has not agreed to forbear with respect to any of its rights or remedies concerning any Default or Event of Default (other than, solely during the Forbearance Period, the Existing Defaults and any Financial Covenant Default to the extent expressly set forth herein), which may have occurred or is continuing as of the date hereof or which may occur after the date hereof.

(ii) Subject to Section 3(b) above (solely with respect to the Existing Defaults and any Financial Covenant Default), Lender Group and each Agent reserves the right, in its discretion, to exercise, or cause the exercise of, any or all of their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law as a result of the Existing Defaults, any Financial Covenant Default, or any other Default or Event of Default which has occurred or may hereafter occur. For the avoidance of doubt, the forbearance of the Lender Group under Section 3(b) above with respect to (i) the Existing Defaults applies only to such defaults as they exist on the date hereof and (ii) any Financial Covenant Default applies only to such defaults occurring under Section 5.06 during the Forbearance Period.

(iii) Without limiting the generality of the foregoing, Borrowers will not claim that any prior action or course of conduct by Lender Group or any Agent constitutes an agreement or obligation to continue such action or course of conduct in the future. Each Borrower acknowledges that neither Lender Group nor any Agent has made any commitment as to: (i) any future funding of any Loan, (ii) the length of the Forbearance Period or (iii) how or whether the Existing Defaults, Financial Covenant Defaults or any other Default or Event of Default will be resolved upon termination or expiration of the Forbearance Period.

(iv) Except as expressly provided herein, nothing in this Agreement shall be construed as an amendment to the Credit Agreement or any other Loan Document. The Credit Agreement and the other Loan Documents are in full force and effect, and shall remain in full force and effect unless and until an agreement modifying the Credit Agreement or such other Loan Document is executed and delivered by the applicable parties, and then only to the extent such agreement actually modifies such documents. The parties hereto further acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes.

4. Consent to Certain Transactions.

(a) Borrowers have advised Lender Group that they desire to (i) sell to Luken Communications, LLC certain assets relating to the Retro Television Network (such sale, the "RTN Disposition") in accordance with the terms of that certain Stock Purchase Agreement, dated as of June 24, 2008, among EMHC, C.A.S.H. Services, Inc., Retro Programming Services, Inc. and Luken Communications, LLC (the "RTN Purchase Agreement"), (ii) sell to Luken Communications, LLC the Stations located in the markets of Minneapolis, Oklahoma City/Tulsa, Ft. Myers/Naples, Waco/Temple/Bryan and Amarillo (such sales, the "Waived Station Sales" and, together with the RTN Disposition, the "Waived Dispositions") in accordance with the terms of each Asset Purchase Agreement, dated as of June 24, 2008, between the related selling party named therein and Luken Communications, LLC (the "Waived Station Purchase Agreement" and, together with the RTN Purchase Agreement, the "Waived Disposition Purchase Documents") and (iii) issue and sell 8,050,000 warrants for an aggregate purchase price of $1,500,000 to Luken Communications, LLC (such issuance, the "Warrant Issuance" and, together with the Waived Dispositions, the "Waived Transactions") in accordance with the terms of that certain Warrant Purchase Agreement, dated as of June 24, 2008, between EMHC and Luken Communications, LLC (the "Warrant Agreement" and together with the Waived Disposition Purchase Documents, the "Luken Agreements"). Borrowers have requested that Lender Group consent to such Waived Transactions and waive non-compliance by Borrowers under the Credit Agreement resulting from the Borrowers entering into the Waived Transactions. In reliance upon the representations, warranties and covenants of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith and provided that no Termination Event has occurred or shall occur prior to the consummation of such transactions, Lender Group hereby consents to the Waived Transactions and hereby waives compliance by Borrowers with any covenant in the Credit Agreement solely to the extent that such covenant would be breached as a result of the consummation of the Waived Transactions on the terms and conditions set forth herein and therein. For the avoidance of doubt, the consent contained in this Section 4 is limited to the sales and issuance set forth above and nothing in this Agreement shall constitute (i) a consent by Lender Group to any other matter, including without limitation the exercise by Borrowers of any right or remedy under the Luken Agreements (including, without limitation, the exercise of any repurchase or termination option thereunder) or the granting of any lien thereunder or (ii) a waiver by Lender Group of the application of the proceeds of the Waived Transactions in the manner required by this Agreement and the Credit Agreement. Borrowers acknowledge and agree that Lender Group is consenting to the Waived Transactions in reliance on each of the Waived Transactions being consummated and that the failure of any of the Waived Transactions to be consummated shall negate the Lender Group's consent for all of the Waived Transactions.

(b) Borrowers hereby (i) covenant and agree that the "Additional Stations Purchase Prepayment" (as defined in the RTN Purchase Agreement as in effect on the date hereof) and any similar or replacement payment paid with respect to the Waived Transactions shall be applied to the Loans as proceeds from the Disposition of Assets, whether or not the Waived Transactions have been consummated as of such time and Borrower shall direct the Persons making such payments to make payment directly to the account of the Administrative Agent for distribution to the Lenders and (ii) acknowledge and agree that all of their respective rights and remedies under the Luken Agreements and all documents and instruments delivered in connection therewith or related thereto (including, without limitation, all repurchase and termination options and related rights thereunder) constitute Collateral granted to Collateral Agent for the benefit of the Lenders in accordance with the Loan Documents, and Borrowers hereby grant to Collateral Agent a security interest in all such rights and remedies to secure the Obligations owed to Lenders and further agree to execute and deliver all Security Documents or such additional instruments, certificates and documents, and take all actions, as Agents shall request to ensure that (x) Collateral Agent and Lenders have a first priority security interest in all such rights and (y) Collateral Agent is able to direct the enforcement of such rights (both prior to or following any Default or Event of Default).

5. Additional Definitions. The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

"Aggregate Term Loan C Commitments: up to six million five hundred thousand dollars ($6,500,000) as determined in accordance with the terms of this Agreement."

"Excluded Borrowers: KLRA, Inc., EBC Pocatello, Inc., EBC Mt. Vernon, Inc., EBC Boise, Inc., EBC St. Louis, Inc., La Grande Broadcasting, Inc., Montgomery 22, Inc., Shawnee Broadcasting, Inc., and Wyoming Channel 2, Inc."

"Increased Availability Date: each date, if any, following September 15, 2008 upon which the Term Loan C Lenders in their sole and absolute discretion determine (as evidenced by written notice delivered to the Borrowers) to increase the then-applicable available Aggregate Term Loan C Commitments. Without limiting the discretion of the Term Loan C Lenders set forth in the preceding sentence, in making their determination as to whether to provide additional availability to the Borrowers, the Term Loan C Lenders presently intend to consider, among other factors they may deem relevant, the Borrowers' operations, earnings, expenses, assets, liabilities (contingent or otherwise), financial condition and/or prospects including, without limitation, (i) the performance and composition of Borrowers’ management team from and after the date hereof, (ii) evidence that the Borrowers have achieved sustainable reductions in costs and/or increases in revenues that significantly improve, to the satisfaction of the Term Loan C Lenders, the Borrowers’ cash flow forecasts for the period through December 23, 2008 and (iii) evidence that the Borrowers have executed one or more bona fide purchase agreements satisfactory to the Term Loan C Lenders for the sale of assets that will yield Net Cash Proceeds by December 23, 2008 in an amount which is satisfactory to the Term Loan C Lenders."

"Key Person: with respect to any position indicated on Schedule 5 to the Third Amendment, each Person listed opposite such position on Schedule 5 to the Third Amendment or any replacement of such Person reasonably satisfactory to the Required Lenders."

"Key Person Event: the failure of any position indicated on Schedule 5 to the Third Amendment to at all times be occupied by the respective Key Person with respect thereto and such failure continues for a period of fifteen (15) consecutive calendar days."

"Net Cash Proceeds: with respect to any Disposition, the aggregate amount of all cash payments received by a Borrower, directly or indirectly, in connection with such Disposition, whether at the time thereof or after the consummation of such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of all reasonable and customary (i) legal, regulatory, title and recording tax expenses; (ii) transfer taxes, and (iii) commissions and other fees and expenses paid at any time by a Borrower in connection with such Disposition, and minus amounts paid to discharge liens on the Disposed of property and minus any taxes payable or due in connection with such Disposition or reasonable and customary cash reserves established therefor in connection with such Disposition. Net Cash Proceeds shall not include, however, any exchange credit received in a tax deferred exchange of property. "

"RTN Disposition: the meaning specified in the Third Amendment."

"RTN Purchase Agreement: the meaning specified in the Third Amendment."

"Term Loan C Commitment: with respect to each Term Loan C Lender, the commitment of such Term Loan C Lender to make Term Loans C. The initial amount of each Term Loan C Lender's Term Loan C Commitment is set forth in Exhibit C to the Third Amendment."

"Term Loan C Lenders: Lenders holding Term Loan C Notes."

"Term Loan C Notes: the meaning specified in the Third Amendment."

"Term Loans: Term Loans A, Term Loans B and Term Loans C."

"Term Loans C: Loans made by Term Loan C Lenders pursuant to the Third Amendment."

"Third Amendment: that certain Third Amendment to Third Amended and Restated Credit Agreement and Forbearance Agreement dated as of June 24, 2008, among Borrowers, Lenders and Agents."

"Third Amendment Closing Date: the date of closing of the Third Amendment."

"Waived Disposition: the meaning specified in the Third Amendment."

"Waived Disposition Purchase Documents: the meaning specified in the Third Amendment."

"Waived Station Purchase Agreement: the meaning specified in the Third Amendment."

"Waived Station Sales: the meaning specified in the Third Amendment."

6. Term Loans C. (i) Subject to the terms and conditions contained in this Agreement and the Credit Agreement, as amended by this Agreement, each Term Loan C Lender agrees severally to make one or more loans pursuant to this Section 6 (collectively, the "Term Loans C") to Borrowers from time to time during the Forbearance Period in an aggregate principal amount which does not exceed the amount of such Lender's commitment to make Term Loans C, provided, however, (i) Term Loan C Lenders shall have no obligation to make any Term Loans C if, after giving effect to such Term Loans C, the sum of the aggregate amount of the Term Loans C advanced by Term Loan C Lenders plus the amount of the requested Term Loans C would exceed the available Aggregate Term Loan C Commitment then in effect and (ii) unless and until an Increased Availability Date shall occur, the available Aggregate Term Loan C Commitments shall not exceed $1,500,000. The Term Loan C Lenders' respective maximum commitments to make Term Loans C are set forth in Exhibit C hereto. The Term Loans C shall constitute Term Loans for all purposes of the Credit Agreement, as amended hereby.

(ii) On any date during the Forbearance Period on which interest on the Loans or fees or expense reimbursements required are payable by Borrowers, Borrowers shall be automatically (without the giving of any notice) deemed to have requested Terms Loans C to be made in an amount equal to all interest on the Loans and/or fees and expense reimbursements due and payable on such date and Billing Agent shall promptly notify Term Loan C Lenders of each such request and the amount of the Term Loans C to be advanced on such date; provided, however, that the Terms Loans C shall be made within the limits of the then available Aggregate Term Loan C Commitment and Borrowers shall not have the right to re-borrow principal amounts repaid or prepaid in respect to the Term Loans C. The Term Loans C shall be made by the Term Loan C Lenders Pro Rata in accordance with Section 2.13 of the Credit Agreement, as amended by this Agreement. Not later than 2:00 P.M. (California time) on the date Term Loans C are to be advanced, each Term Loan C Lender shall make available to Billing Agent the portion of the Term Loans C to be made by it on such date, in immediately available funds, for the account of Borrower. The amount so received by Billing Agent shall, subject to the terms and conditions of this Agreement and the Credit Agreement, be directly applied by Billing Agent to the payment of all interest on the Loans and fees and expense reimbursements due and payable on such date or to such other purposes as the Required Lenders in their sole and absolute discretion shall consent to in writing. No Term Loans C may be drawn by Borrowers for any purpose other than as provided in this Section 6(ii).

(iii) The borrowings under this Section 6 shall be evidenced by Borrowers' Secured Promissory Notes issued to the respective Term Loan C Lenders (together with any additional Secured Promissory Notes issued to assignee(s) of the Term Loan C Lenders under Article XII of the Credit Agreement or otherwise issued in addition thereto, in substitution therefor or amendment or replacement thereof, collectively, the "Term Loan C Notes"), and the Term Loan C Notes shall constitute Term Notes for all purposes of the Credit Agreement, as amended hereby.

(iv) Borrowers' right to request or receive Term Loans C shall terminate upon termination or expiration of the Forbearance Period.

7. Article I Amendments.

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read in their entirety as follows:

"Base Rate: the per annum interest rate calculated from time to time as being the sum of (i) the greatest of (A) the Prime Rate, (B) the Federal Funds Rate in effect on such day plus fifty (50) basis points (0.50%), and (C) seven and one-half percent (7.50%) per annum plus (ii) nine percent (9.00%)."

"Billing Agent: (i) with respect to the Revolving Credit Loans, WFF, for itself and the other Revolving Credit Lenders; (ii) with respect to the Term Loans A, WFF, for itself and the other Term Loan A Lenders; (iii) with respect to the Term Loans B, Silver Point, for itself and the Term Loan B Lenders; and (iv) with respect to the Term Loans C, Silver Point, for itself and the Term Loan C Lenders."

"Pro Rata; Pro Rata Share and Ratable: (i) the respective meanings specified in Section 2.13 with respect to the matters described therein, (ii) with respect to matters deemed to relate solely to Revolving Credit Lenders by the specific terms hereof, the percentage obtained by dividing a Revolving Credit Lender's Revolving Credit Commitment by the Aggregate Revolving Credit Commitments; provided, however, that if the Revolving Credit Commitments have been terminated or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing the unpaid principal amount of such Revolving Credit Lender's Revolving Credit Loans by the unpaid principal balance of all Revolving Credit Loans; (iii) with respect to matters relating solely to Term Loan A Lenders, the percentage obtained by dividing the unpaid principal amount of such Term Loan A Lender's Term Loans A by the unpaid principal balance of all Term Loans A; (iv) with respect to matters relating solely to Term Loan B Lenders, the percentage obtained by dividing the unpaid principal amount of such Term Loan B Lender's Term Loans B by the unpaid principal balance of all Term Loans B; (v) with respect to matters relating solely to Term Loan C Lenders, the percentage obtained by dividing the unpaid principal amount of such Term Loan C Lender's Term Loans C by the unpaid principal balance of all Term Loans C; (vi) with respect to matters relating solely to Term Loan Lenders, the percentage obtained by dividing (A) the aggregate outstanding principal balance of the Term Loans of such Lender plus the aggregate amount of the unutilized and available Term Loan Commitments of such Term Loan Lender, by (B) the aggregate unpaid principal balance of all Term Loans plus the aggregate amount of the unutilized and available Term Loan Commitments of all Term Loan Lenders; provided, however, that in the event the Term Loan Commitments have been terminated or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing the unpaid principal amount of such Term Loan Lenders' Loans, by the unpaid principal amount of all outstanding Term Loans; and (vii) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (A) the aggregate outstanding principal balance of the Loans of such Lender plus the aggregate amount of the unutilized and available Commitments of such Lender, by (B) the aggregate unpaid principal balance of all Loans plus the aggregate amount of the unutilized and available Commitments of all Lenders; provided, however, that in the event the Commitments have been terminated or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing the unpaid principal amount of such Lenders' Loans, by the unpaid principal amount of all outstanding Loans."

"Required Lenders: at any time, (a) Lenders (who are not Defaulting Lenders) holding in the aggregate at least two-thirds (2/3) of the sum of (i) the aggregate outstanding principal balance of the Revolving Credit Loans and (ii) the aggregate amount of the unutilized Revolving Credit Commitments, if any, excluding from such calculations, however, the Revolving Credit Loans and Revolving Credit Commitments held by the Defaulting Lenders, and (b) Lenders (who are not Defaulting Lenders) holding in the aggregate at least two-thirds (2/3) of the aggregate outstanding principal balance of the Term Loans A, excluding from such calculation any Loans held by the Defaulting Lenders, and (c) Lenders (who are not Defaulting Lenders) holding in the aggregate at least two-thirds (2/3) of the aggregate outstanding principal balance of the Term Loans B, excluding from such calculation any Loans held by the Defaulting Lenders; provided however, that at any time after the Third Amendment Closing Date, Required Lenders shall mean (a) Lenders (who are not Defaulting Lenders) holding in the aggregate at least a majority of the aggregate outstanding principal balance of the Term Loans B, excluding from such calculation any Loans held by the Defaulting Lenders, and (b) Lenders (who are not Defaulting Lenders) holding in the aggregate at least a majority of the aggregate outstanding principal balance of the Term Loans C, excluding from such calculation any Loans held by the Defaulting Lenders."

"Term Loan Commitment: the Term Loan A Commitments, Term Loan B Commitments and Term Loan C Commitments."

(b) This Agreement and the Third Amendment to Side Letter Agreement shall be included within the definition of "Loan Documents" for the purposes of the Credit Agreement.

8. Article II Amendments.

  (a) Section 2.02(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(b) Determination of Interest Rate for Loans. Except as hereinafter provided, the interest rate charged by the Lenders in respect to the Loans shall be either (1) the applicable LIBOR Rate pursuant to a Notice of Conversion or Continuation effective on the first day of the Interest Period, plus ten percent (10.00%), or, (2) if such LIBOR Rate is not available or published, or at Borrowers' option, the Base Rate."

(b) Section 2.02(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(d) Interest Payment Dates. Interest on the Revolving Credit Loans, Term Loans A and Letter of Credit Fees shall accrue as of and after the date hereof and shall be due and payable by Borrowers, jointly and severally, in arrears, without setoff, deduction or counterclaim on the first day of each month, commencing March 1, 2008, and on the Maturity Date, whether by reason of acceleration, prepayment, payment or otherwise. Interest on the Term Loans B shall accrue as of and after the date hereof and shall be due and payable by Borrowers, jointly and severally, in arrears, without setoff, deduction or counterclaim on the first Business Day of each month, commencing March 1, 2008, and on the Maturity Date, whether by reason of acceleration, prepayment, payment or otherwise. Interest on the Term Loans C shall accrue as of and after the date hereof and shall be due and payable by Borrowers, jointly and severally, in arrears, without setoff, deduction or counterclaim on the first Business Day of each month, commencing July 1, 2008, and on the Maturity Date, whether by reason of acceleration, prepayment, payment or otherwise."

(c) Section 2.02(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(e) Effect of Defaults, Etc.

(i) During the existence of any Default or Event of Default, the outstanding principal balance under the Loans and, to the extent permitted by applicable law, overdue interest, fees, expenses or other amounts payable hereunder or under the other Loan Documents, shall bear interest, from and including the date such Event of Default occurred until such Event of Default is cured or waiver in writing as provided herein, at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a 360-day year) equal to three percent (3.00%) above the interest rate(s) otherwise applicable hereunder; and the Letter of Credit fee provided for herein shall be increased by three percent (3.00%) above the per annum rate otherwise applicable hereunder.

(ii) If any installment of interest is not paid within ten (10) days of its due date, Borrowers shall, to the extent permitted by law, pay to Billing Agent for the account of Lenders holding the delinquent interest obligations, a late and handling charge equal to five percent (5%) of the unpaid portion of such overdue installment.

(iii) Nothing in this Section 2.02(e) shall affect the rights of Administrative Agent, Collateral Agent or Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence and continuance of an Event of Default."

(d) Section 2.05(b)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(ii) Dispositions of Assets. Without limiting the obligation of Borrowers under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, Borrowers agree (A) three (3) Business Days prior to the occurrence of any Disposition, to deliver to Billing Agent (in sufficient copies for each Lender) a statement, certified by a Duly Authorized Officer of Borrower Representative and in reasonable detail, of the amount of the Net Cash Proceeds of such Disposition and (B) that in the event any Disposition is closed, Borrowers shall prepay the Loans on the date of such Disposition in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that if (i) the Borrowers or any of their Subsidiaries receive the proceeds of any Disposition of a Waived Station Sale on or after October 22, 2008 and (ii) no Default or Event of Default has occurred, then Borrowers shall prepay the Loans on the date of receipt of such proceeds in an aggregate amount equal to 80% of the Net Cash Proceeds of such Waived Station Sale Disposition and all remaining Net Cash Proceeds for such Disposition shall be deposited in the Reserve."

(e) Section 2.05(c)(iv) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(iv) All payments shall be remitted to Collateral Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations then due or which relate to the payment of specific fees then due), and all proceeds of Collateral received by Collateral Agent, shall be applied as follows:

A. first, to pay any expenses then due to Administrative Agent and the Collateral Agent and any indemnities owed to the Administrative Agent and the Collateral Agent pursuant to the Loan Documents, each on a ratable basis, under the Loan Documents, until paid in full;

B. second, to pay any expenses then due to Lenders (other than the Term Loan B Lenders and Term Loan C Lenders) and any indemnities owed to the Lenders (other than the Term Loan B Lenders and Term Loan C Lenders) pursuant to the terms of the Loan Documents, each on a ratable basis, under the Loan Documents, until paid in full;

C. third, to pay any fees then due to Administrative Agent and Collateral Agent pursuant to the terms of this Agreement, on a ratable basis, under the Loan Documents until paid in full;

D. fourth, to pay any fees then due to Lenders (other than the Term Loan B Lenders and Term Loan C Lenders) under the Loan Documents, on a ratable basis, until paid in full;

E. fifth, ratably to pay interest due in respect of the Loans (other than the Term Loans B and Term Loans C) until paid in full;

F. sixth, to pay the principal of all Revolving Credit Loans until paid in full (provided, however, that each Revolving Credit Lender shall have the right to waive payment under this paragraph (F) in its sole discretion, in which case the proceeds shall be applied as set forth in the paragraphs below);

G. seventh, so long as no Default or Event of Default has occurred and is continuing, to pay the principal of all Term Loans A until paid in full (provided, however, that each Term Loan A Lender shall, with the consent of the Administrative Agent which shall not be unreasonably withheld, have the right to waive full payment under this paragraph (G) in its sole discretion, in which case a portion of the sums available after application of the foregoing paragraphs shall be used to pay the principal of all Term Loans until paid in full, such portion to be equal to a fraction of such sums, the numerator of which fraction is the unpaid principal balance of all Term Loans and the denominator of which fraction is the unpaid principal balance of all Term Loans, and the remaining portion of the proceeds shall be applied as set forth in the paragraphs below);

H. eighth, so long as no Default or Event of Default has occurred and is continuing, to pay expenses and fees then due to the Term Loan B Lenders and indemnities owed to the Term Loan B Lenders pursuant to the Loan Documents;

I. ninth, so long as no Default or Event of Default has occurred and is continuing, to pay interest due to Term Loan B Lenders in respect of the Term Loans B and to pay the principal of all Term Loans B until paid in full;

J. tenth, so long as no Default or Event of Default has occurred and is continuing, to pay expenses and fees then due to the Term Loan C Lenders and indemnities owed to the Term Loan C Lenders pursuant to the Loan Documents;

K. eleventh, so long as no Default or Event of Default has occurred and is continuing, to pay interest due to Term Loan C Lenders in respect of the Term Loans B and to pay the principal of all Term Loans C until paid in full;

L. twelfth, if a Default or an Event of Default has occurred and is continuing, to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Issuing Lender and those Revolving Credit Lenders having a Revolving Credit Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full;

M. thirteenth, if a Default or an Event of Default has occurred and is continuing, to pay the principal of all Term Loans A until paid in full;

N. fourteenth, if a Default or an Event of Default has occurred and is continuing, to pay expenses, fees and interest due to Term Loan B Lenders in respect of the Term Loans B, to pay indemnities owed to the Term Loan B Lenders pursuant to the Loan Documents, and to pay the principal of all Term Loans B until paid in full;

O. fifteenth, if a Default or an Event of Default has occurred and is continuing, to pay expenses, fees and interest due to Term Loan C Lenders in respect of the Term Loans C, to pay indemnities owed to the Term Loan C Lenders pursuant to the Loan Documents, and to pay the principal of all Term Loans C until paid in full;

P. sixteenth, to pay any other Obligations until paid in full; and

Q. last, to Borrowers or such other Person entitled thereto under applicable law."

(f) Section 2.13(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(a) Except to the extent otherwise provided herein, except with respect to the fees payable to Administrative Agent and its Affiliates pursuant to the Fee Letter and fees payable to Collateral Agent, and except as otherwise agreed by each Lender: (i) each borrowing from Revolving Credit Lenders shall be made from Revolving Credit Lenders pro rata according to the amounts of their respective Revolving Credit Commitments; (ii) each borrowing from Term Loan Lenders of any class shall be made from Term Loan Lenders of such class pro rata according to the amounts of their respective Term Loan Commitments in respect of such class; (iii) each payment and prepayment of principal of the Revolving Credit Loans shall be allocated to Revolving Credit Lenders pro rata in accordance with the outstanding principal amount of the Revolving Credit Loans owed to such Revolving Credit Lenders; (iv) each payment of interest on the Revolving Credit Loans shall be allocated to Revolving Credit Lenders pro rata in accordance with the outstanding principal amount owed to such Revolving Credit Lenders; (v) each payment and prepayment of principal of, and each payment of interest on, the Term Loans A shall be allocated to Term Loan A Lenders pro rata in accordance with the outstanding principal amount owed to such Term Loan A Lenders in respect of Term Loans A; (vi) each payment and prepayment of principal of, and each payment of interest on, the Term Loans B shall be allocated to Term Loan B Lenders pro rata in accordance with the outstanding principal amount owed to such Term Loan B Lenders in respect of Term Loans B; (vii) each payment and prepayment of principal of, and each payment of interest on, the Term Loans C shall be allocated to Term Loan C Lenders pro rata in accordance with the outstanding principal amount owed to such Term Loan C Lenders in respect of Term Loans C; (viii) each payment of Unused Line Fees shall be allocated to Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments; (ix) each payment of any other sums and charges payable for Lenders' account under this Agreement (except for the fees under the Fee Letter) shall be allocated, as applicable, to Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments and Term Loan Lenders in accordance with the outstanding principal amounts of the Term Loans owed to such Term Loan Lenders; (x) each reduction in the Aggregate Revolving Credit Commitments under Section 2.05 shall reduce the Revolving Credit Lenders' Commitments pro rata in accordance with their respective Revolving Credit Commitments immediately preceding each such reduction; (xi) each payment under Section 2.07, 2.09 or 2.10 shall be made to each Lender in the amount required to be paid to such Lender as provided in such Section; and (xii) notwithstanding the foregoing, after and during the continuance of a Default, each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of Borrowers' Obligations hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, shall, subject to Section 2.05(c)(iv), be apportioned among Lenders pro rata based upon the respective aggregate unpaid principal amount of all Loans owed to each of them."

9. Article IV Amendment. Article IV of the Credit Agreement is hereby amended by adding new Section 4.26 to read in its entirety as follows:

"Section 4.26. Excluded Borrowers. As of the Third Amendment Closing Date, none of the Excluded Borrowers holds or owns any assets or has any rights to acquire any assets, whether or not such assets would constitute Collateral."

10. Article VI Amendments. Article VI of the Credit Agreement is hereby amended by adding new Sections 6.14, 6.15, 6.16, 6.17, 6.18 and 6.19 to read in their entirety as follows:

"Section 6.14. Dispositions.

(a) Use reasonable best efforts to cause the assets subject to the RTN Disposition to be sold to a new buyer at a price in excess of the option price with respect to such assets under the RTN Purchase Agreement not later than one hundred eighty (180) days following the execution of the RTN Purchase Agreement and on terms reasonably satisfactory to Administrative Agent (a transaction meeting such requirements, an "Option RTN Sale"). Without limiting the generality of the foregoing, Borrowers agree to (i) prepare or cause to be prepared and distributed an information memorandum with respect to the assets subject to the RTN Disposition not later than thirty (30) days following the execution of the RTN Purchase Agreement, (ii) use reasonable best efforts to close and fund an Option RTN Sale not later than one hundred eighty (180) days following the execution of the RTN Purchase Agreement and (iii) at all times after the Third Amendment Closing Date, continue to retain Thomas Weisel Partners Group, Inc., or any other investment bank of recognized national standing reasonably acceptable to the Administrative Agent, to market the assets subject to the RTN Disposition to be sold to third party buyers.

(b) Use reasonable best efforts to cause the assets subject to each Waived Station Sale to be sold to a new buyer at a price in excess of the price with respect to such assets under the related Waived Station Purchase Agreement prior to the date that the asset sale contemplated by the Waived Station Purchase Agreement is consummated and on terms reasonably satisfactory to Administrative Agent.

(c) Within five (5) days after the execution of any bona fide purchase agreement with third parties for Dispositions, Borrowers shall file (or cause to be filed) with the FCC all documents that are necessary or advisable to be filed with the FCC to effectuate such Disposition.

(d) Upon each request of Administrative Agent, Borrowers shall provide Agents and Lenders with updates as to Borrowers' progress in satisfying each of its obligations under this Sections 6.14 (including the participation of its appropriate advisers, brokers and other applicable representatives).

(e) Except for the exercise of rights which require consent of the Lenders, enforce all of their rights and remedies under each Luken Agreement.

(f) Ensure that no amendment, restatement, supplement, waiver or other modification is made to, or right or remedy exercised under, any Luken Agreement unless the Required Lenders consent thereto in their sole discretion.

Section 6.15. Appointment of Board Observer. Permit a representative of the Lenders (a "Non-Voting Observer") to be present as a non-voting observer at each meeting or teleconference of the board of directors or any duly authorized committee thereof (the "Board") of each Borrower, and the Non-Voting Observer shall receive from such Borrower reimbursement of reasonable expenses incurred in connection with attending all meetings of the Board. The Non-Voting Observer shall have the right to attend meetings of the Board in person or telephonically, and such Non-Voting Observer shall be notified of any such meetings, including such meeting's time and place, in the same manner as the members of the Board. The Non-Voting Observer shall not constitute a member of the Board and shall not be entitled to vote on any matter presented to the Board but may observe (but not participate in) any discussions of such matters. Each Borrower shall (a) provide the Non-Voting Observer with all financial and operational information regarding such Borrower that is prepared for or provided to its Board, at the time it is so prepared or provided and (b) advise the Non-Voting Observer of material determinations made by its Board at the time such determinations are made and provide copies of the minutes of meetings of such Board; provided that each Board shall have the right to exclude the Non-Voting Observer from attending any proceedings of such Board and from receiving any such information (i) to the extent the subject matter of such proceeding or information relates directly to this Agreement or (ii) if (in the reasonable opinion of counsel to such Borrower) such attendance or receipt could prejudice any attorney-client privilege of such Borrower or could violate any law, and in each case so long as such exclusion is not used as a means to circumvent the obligation of such Borrower to provide access and information to the Non-Voting Observer.

Section 6.16. Maintain Independent Directors. Comply with the rules promulgated by The NASDAQ Stock Market LLC (but subject to any applicable grace periods for compliance set forth in such rules) requiring that at least a majority of the board of directors of EMHC is comprised of independent directors (as defined in accordance with such rules).

Section 6.17. Retransmission Agreements. Not enter into any new or revised retransmission agreement or related agreement (including without limitation any amendments, restatements, supplements, waivers or other modifications thereto) without prior written notice to the Administrative Agent and on terms that are reasonably satisfactory to the Administrative Agent.

Section 6. 18. Update on Performance. Within 15 days prior to September 1, 2008, the Borrowers shall provide the Lenders with an update on the Borrowers’ financial performance and progress on cost cutting and asset sale initiatives, together with such other information any Lender shall reasonably request.

Section 6.19. Post-Closing Matters. The Borrowers shall satisfy the requirements set forth on Exhibit D on or before the date specified for such requirement."

11. Article VII Amendments. Section 7.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Section 7.03. Dispositions of Assets; Etc. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps"), except for (a) Dispositions not required by Section 6.11 made in the ordinary course of business of property with an aggregate fair market value not to exceed $250,000 in any single transaction or $500,000 in the aggregate over the term of this Agreement (including the disposition, without replacement, of equipment and real estate which is obsolete or no longer needed by the Borrowers in the conduct of their businesses), (b) Dispositions consisting of the replacement of equipment with other equipment of at least equal utility and value (provided that the Lien upon such newly acquired equipment securing the Obligations shall have the same priority as the Lien upon the replaced equipment) and (c) Dispositions made with the written consent of the Required Lenders (all Dispositions described in this sentence, collectively, the "Permitted Dispositions")."

12. Article VII Amendments. Article VII of the Credit Agreement is hereby amended by adding new Sections 7.16 and 7.17 to read in their entirety as follows:

"Section 7.16. Press Releases and Disclosure. Issue any press release or other public disclosure on or prior to the Maturity Date, including, without limitation, any proxy statement or other materials filed with any Governmental Authority using the name of any of the Lenders or referring to this Agreement, the Credit Agreement or the other Loan Documents, without at least 2 Business Days’ prior notice to the Administrative Agent and the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), unless (and only to the extent that) such Borrower is required to do so under a mandatory provision of applicable law and then, in any event, such Borrower will consult with and provide a reasonable opportunity for review by the Administrative Agent (as practicable under the circumstances) before issuing such press release or other public disclosure. The Borrowers agree that not withstanding the foregoing, no disclosure shall be made with respect to the transactions contemplated by this Agreement without the prior written consent of the Administrative Agent.

Section 7.17. Assets Acquired by Excluded Borrowers. Sell, lease or transfer properties, assets, rights, licenses and franchises to any Excluded Borrower (including without limitation sales, leases or transfers in exchange for similar assets and properties and commonly referred to as "asset swaps") notwithstanding the fact that such sale, lease or transfer may otherwise be permitted under this Credit Agreement and the Excluded Borrowers shall not purchase, lease or acquire properties, assets, rights, licenses and franchises from any other Person."

13. Article VIII Amendments.

(a) Paragraph (e) of Article VIII of the Credit Agreement is hereby amended by inserting the following proviso in the last line thereof after "thereof;":

"provided further that it shall not be a Default or an Event of Default if any Excluded Borrower fails to (i) preserve, renew and keep in full force and effect its corporate, partnership, or limited liability company existence in accordance with Section 6.01(a) or (ii) comply with Section 6.03, in each case, to the extent such failure results from the non-payment of required franchise taxes;"

(b) Paragraph (t) of Article VIII of the Credit Agreement is hereby amended to read in its entirety as follows:

"(t) any Borrower or any Subsidiary shall terminate or suffer termination of any network affiliation agreement to which it is party;"

(c) Article VIII of the Credit Agreement is hereby amended by deleting the word "or" at the end of paragraphs (s) and (v) thereof.

(d) Article VIII of the Credit Agreement is hereby amended by inserting the word "or" at the end of paragraph (w) thereof.

(e) Article VIII of the Credit Agreement is hereby amended by adding a new paragraph (x) to read in its entirety as follows:

"(x) a Key Person Event occurs at any time after the Third Amendment Closing Date;"

14. Article X Amendments. Section 10.01(a) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:

"Each Term Loan C Lender hereby irrevocably (subject to Section 10.08) designates and appoints Silver Point, which designation and appointment is coupled with an interest, as Billing Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Silver Point to act as Billing Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Billing Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto."

15. Representations and Warranties of the Borrowers.

Borrowers hereby represent and warrant to Lender Group that:

(a) Except for the existence of the Existing Defaults, each representation and warranty set forth in Article IV of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates);

(b) Borrowers have the power and authority to enter into this Agreement and all other agreements contemplated hereby (including, without limitation, the Side Letter Agreement, as amended), and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrowers;

(c) Each of this Agreement and all other agreements to be executed by Borrowers and contemplated hereby (including, without limitation, the Side Letter Agreement, as amended) has been duly authorized (by all necessary corporate or limited liability company action and otherwise), validly executed and delivered by Borrowers and constitutes the legal, valid and binding obligation of Borrowers enforceable against them in accordance with its terms; and

(d) The execution and delivery of this Agreement and all other agreements to be executed by Borrowers and contemplated hereby (including, without limitation, the Side Letter Agreement, as amended) and Borrowers' performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with Borrowers' respective Articles of Incorporation or similar document, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which each Borrower is a party or by which each Borrower or its assets or properties are or may become bound.

16. Conditions to Agreement.

As a condition precedent to the effectiveness of this Agreement, (a) Collateral Agent shall have received one or more counterparts of this Agreement executed by Borrowers and each Lender, (b) no Default (other than an Existing Default) shall exist on the date hereof, and (c) Borrowers shall have delivered to Lender Group the agreements, documents and other evidence described in Exhibit B attached hereto and made a part hereof, each in form and substance acceptable to Agents. No amendment or waiver of any condition precedent to the effectiveness of this Agreement shall be effective unless the same shall be in writing and signed by Lender Group.

17.  Release. (a) In consideration of the agreements of Lender Group contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each Agent, each Lender, their respective successors and assigns, and each of their respective affiliates, subsidiaries, predecessors, directors, officers, partners, attorneys, employees, agents and other representatives (each Lender, each Agent and all such other Persons being hereinafter referred to collectively as the "Releasees," and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim," and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or any of its successors, assigns, or other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, as amended hereby, the other Loan Documents or this Agreement or transactions thereunder or related thereto.

(b) Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d) Each Borrower, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower pursuant to Section 16(a) of this Agreement. If any Borrower, or its respective successors, assigns, or other legal representatives violates the foregoing covenant, each Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

(e) As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

As to each and every claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

18. Corrective Amendment. For the avoidance of doubt, the provision referenced in the First Amendment as Section 2.01(e) of the Credit Agreement shall be deemed to be replaced in its entirety with Section 2.02(e) of the Credit Agreement, as amended hereby.

19. Acknowledgment of Obligations. The Revolving Credit Loan and the Term Loans, together with interest accrued and accruing thereon, the reimbursement obligations with respect to each letter of credit for the account of Borrowers or any affiliate, and fees, costs, expenses and other charges now or hereafter payable by Borrowers to Lender Group, are unconditionally owing by Borrowers, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower warrants and represents that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Obligations.

20. No Further Amendments.

Except for the amendments set forth herein or otherwise set forth in any agreement signed by Lender Group and dated the date hereof, the text of the Credit Agreement shall remain unchanged and in full force and effect. No waiver by Lender Group under the Credit Agreement is granted or intended and Lender Group expressly reserves the right to require strict compliance with the terms of the Credit Agreement. The waivers and amendments agreed to herein shall not constitute or evidence a course of dealing at variance with the Credit Agreement such as to require further notice by Lender Group to require strict compliance with the terms of the Credit Agreement in the future.

21. Security Documents.

All obligations of Borrowers under the Credit Agreement, as amended hereby, shall be secured by a first priority security interest and Lien (subject only to Permitted Liens) and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by the Borrowers shall remain in full force and effect to secure the Obligations, and such Security Documents, as amended hereby, are hereby ratified and affirmed.

22. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement

23. Applicable Law.

THIS AGREEMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

24. Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

25. Legal Fees.

Borrowers shall pay all reasonable expenses incurred by Lender Group in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Administrative Agent's special counsels and the Collateral Agent's special counsel.

26. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents and Lenders and their respective successors and assigns, except that the Borrowers shall not that the right to assign any of their rights hereunder or delegate any of their obligations hereunder without the prior written consent of the Required Lenders. Any such impermissible assignment or delegation shall be void and of no effect.

27. Notices.

All notices, requests, demands and other communications provided for under this Agreement or under the Credit Agreement, as amended hereby, shall be provided in accordance with Section 13.03, and if to any Term Loan C Lender or the Billing Agent with respect to Term Loans C, shall be sent (a) if to any Term Loan C Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article XII of the Credit Agreement, at the address designated by such assignee in a written notice to the other parties hereto and (b) if to Billing Agent with respect to Term Loans C, to Silver Point at the address set forth on the appropriate signature page hereto.

28. Reaffirmation.

Except as amended hereby, the Credit Agreement, the Notes and all Security Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed.

(The next page is the first signature page)

IN WITNESS WHEREOF, Administrative Agent, Collateral Agent, Billing Agent, Lenders and Borrowers have caused this Agreement to be duly executed by their respective duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

BORROWERS:

EQUITY MEDIA HOLDINGS CORPORATION
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC HARRISON, INC.
EBC PANAMA CITY, INC.
EBC SCOTTSBLUFF, INC.
EQUITY NEWS SERVICES, INC., f/k/a Hispanic News Network, Inc.
FORT SMITH 46, INC.
LOGAN 12, INC.
MARQUETTE BROADCASTING, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
REP PLUS, INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
EBC MINNEAPOLIS, INC.
EBC DETROIT, INC.
EBC BUFFALO, INC.
EBC WATERLOO, INC.
EBC ATLANTA, INC.
EBC SEATTLE, INC.
EBC KANSAS CITY, INC.

By:
Name:
Title:

EBC SYRACUSE, INC.
NEVADA CHANNEL 6, INC.
EBC PROVO, INC.
EBC SOUTHWEST FLORIDA, INC.
EBC LOS ANGELES, INC.
C.A.S.H. SERVICES, INC. f/k/a Skyport Services, Inc.
EBC NASHVILLE, INC
EBC JACKSONVILLE, INC.
CENTRAL ARKANSAS PAYROLL COMPANY
EQUITY INSURANCE COMPANY
KLRA, INC.
EBC POCATELLO, INC.
EBC WICHITA FALLS, INC.
EBC MT. VERNON, INC.
EBC BOISE, INC.
EBC ST. LOUIS, INC.
LA GRANDE BROADCASTING, INC.
MONTGOMERY 22, INC.
SHAWNEE BROADCASTING, INC.
EBC WACO, INC.
WYOMING CHANNEL 2, INC.

By:
Name:
Title:

ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND BILLING AGENT:

SILVER POINT FINANCE, LLC, as Administrative Agent, Documentation Agent and Billing Agent

By:
Name:
Title:

Address for Notices to Silver Point Finance, LLC
Two Greenwich Plaza
Greenwich, Connecticut 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

COLLATERAL AGENT AND BILLING AGENT:

WELLS FARGO FOOTHILL, INC.,
as Collateral Agent and Billing Agent

By:
Name:
Title:

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager – Specialty Finance Group
Telecopy No.: (310) 453-7442

LENDER:

SPCP GROUP, LLC

By:
Name:
Title:

Address for Notices to SPCP Group, LLC:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

LENDER:

SPF CDO I, LTD.

By:
Name:
Title:

Address for Notices to SPF CDO I, LTD.:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

LENDER:

FIELD POINT III, LTD.

By:
Name:
Title:

Address for Notices to FIELD POINT III, LTD:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

LENDER:

FIELD POINT IV, LLC

By:
Name:
Title:

Address for Notices to FIELD POINT IV, LTD:

Two Greenwich Plaza
Greenwich, CT 06830
Attention: Zubin Jariwala
Telecopy No.: (203) 542-4312

LENDER:

WELLS FARGO FOOTHILL, INC.

By:
Name:
Title:

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager – Specialty Finance Group
Telecopy No.: (310) 453-7442

EXHIBIT A

EXISTING EVENTS OF DEFAULTS

1. Borrowers' Default in paying interest under the Credit Agreement when due and payable on March 1, 2008, April 1, 2008 and May 1, 2008.

2. The occurrence of an Event of Default caused by the funding of the Additional Term Loans B which results in the aggregate amount of all Loans and Letter of Credit Usage exceeding the limits set forth in Sections 2.01(a)(i)(2) and 2.01(c)(i)(B) of the Credit Agreement

3. A Default or Event of Default occurring as a result of an inability of the Borrowers to repeat certain warranties and representations as of the date hereof by reason of the following:

a. Section 4.01: To the extent that the Borrowers' have been tardy in their delivery to the Agents in a timely manner prior to the date hereof of all financial statements required by the Credit Agreement.

b. Section 4.06(a): To the extent that the Borrowers are at present late on payment under satellite agreement, programming agreement or other material agreement.

c. Section 4.11(b): To the extent that the Borrowers have need for additional funding as evidenced by the Term Loans C.

d. Section 4.11(e): To the extent that the Side Letter Agreement requires Borrowers to engage in sale of Stations which may constitute a plan to liquidate properties for the purposes of this Section.

e. Section 4.24 To the extent that Borrowers' requirements for additional funding hereunder and failure to pay certain expenses disclosed to Agents would be deemed to cause a Material Adverse Effect.

f. Section 4.25 To the extent that Borrowers failed to make required payments to Agents under the Credit Agreement prior to date hereof.

4.  Default under Section 5.06 by reason of Borrowers' failure to achieve Minimum EBITDA and Revenues required thereby for January 2008, February 2008, March 2008, April 2008 and May 2008.

5. Default under Section 6.05(e) for Borrowers' failure to deliver Budget required thereby prior to the date hereof.

EXHIBIT B

CONDITIONS TO CLOSING THIRD AMENDMENT

1.	Secured Promissory Notes evidencing the Term Loans C

2.	Certificate of Chief Financial Officer or Chief Executive Officer certifying as to the absence of any Defaults (other than Existing Defaults) as of the date hereof

3.
Certificate of Secretary of Borrowers certifying as to authority and incumbency of officer executing agreements and attaching copies of the resolutions of the Borrowers approving this Agreement, the Third Amendment to Side Letter Agreement, and the Luken Agreements

4.	Revolving Credit Loans and Term Loans A Payoff Letter, duly executed by the parties thereto

5.
Satisfactory evidence that the RTN Disposition shall have been (or shall be simultaneously) consummated pursuant to the RTN Purchase Agreement, and no provision thereof shall be subject to any waiver, amendment or other modification without the consent of the Required Lenders

6.
Satisfactory evidence that the Loans shall be prepaid as provided in Section 2.05(c) with the proceeds of the RTN Disposition and the Warrant Issuance in accordance with the Funds Flow Memorandum dated as of the date hereof and the Revolving Credit Commitments have been terminated in accordance with the Revolving Credit Loans and Term Loans A Payoff Letter dated as of the date hereof

7.
Satisfactory evidence that Collateral Agent, for the benefit of the Lenders, shall have a valid, perfected, first priority security interest in the rights of EMHC and its Subsidiaries under the Luken Agreements

8.
Satisfactory evidence that Borrowers shall have deposited (or shall be simultaneously depositing) into the Reserve all amounts required to be deposited in accordance with the Funds Flow Memorandum dated as of the date hereof

9.
Documentation satisfactory to Agents pursuant to which each Subsidiary of EMHC that is not currently a Borrower shall become a Borrower under the Credit Agreement and shall secure the Obligations under the Credit Agreement by a valid, perfected, first priority (except for Permitted Liens) security interest in all of their assets

EXHIBIT C

ALLOCATION OF TERM LOANS C

Term Loan C Lender	Term Loan C Maximum Commitment

SPCP Group, LLC	$5,068,412.77

SPF CDO I, Ltd.	$1,431,587.23

EXHIBIT D

POST-CLOSING MATTERS

1.	Execute amendments to the existing account control agreements with Little Rock Bank within ten (10) Business Days of the date hereof, in the form attached hereto as Exhibit D-1.

2.
Execute account control agreements with Bancorpsouth, One Bank & Trust, American National, Bank One, 1st National Bank, Bank of America, Commerce Bank, Zions Bank, TCF Bank and MidFirst Bank within twenty (20) days of the date hereof for each of the bank accounts listed on Annex D-1 hereto, in form and substance satisfactory to the Administrative Agent and the Collateral Agent

3.
Use reasonable best efforts to cause Montana Broadcasting Group, Inc. and Montana Licensing Sub, Inc. (a) become Borrowers under the Credit Agreement and (b) grant a first-priority security interest in their assets to the Collateral Agent following the termination or settlement of the credit agreement to which each is a party on the date hereof

4.
Furnish to the Administrative Agent within twenty-one (21) days of the date hereof a cost reduction and cash improvement plan setting forth in reasonable detail the Borrowers' proposed cost reduction and cash improvement initiatives and timetable for implementation thereof.

EXHIBIT D-1

POST-CLOSING MATTERS: FORM OF ACCOUNT CONTROL AGREEMENT
AMENDMENT

[Attach form of Account Control Agreement Amendment]

ANNEX D-1

SCHEDULE OF BANK ACCOUNTS

COMPANY	ACCT #'S	BANKS
CAPC-PAYROLL		Bancorpsouth
CAPC-PAYROLL		Bancorpsouth
EBC\OTHER		Bancorpsouth
EBC\OTHER		One Bank & Trust
BORGER-DEPOSIT		American National
DETROIT-DEPOSIT		Bank One
FT.SMITH-DEPOSIT		Ist National Bank
KANSAS CITY-DEPOSIT		Bank of America
LOGAN-12-DEPOSIT		Zions Bank
MINNEAPOLIS-DEPOSIT		TCF Bank
PULLMAN-DEPOSIT		Bank of America
SPRINGFIELD-DEPOSIT		Commerce Bank
TV 34-DEPOSIT		Ist National Bank
WOODWARD-DEPOSIT		MidFirst Bank

SCHEDULE 5

Position	Key Person

Chief Executive Officer:	John Oxendine

Chief Financial Officer:	Patrick Doran

Chief Strategy Officer:	Beau Ferrari